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                                                                    EXHIBIT 10.2

                               SUBLEASE AGREEMENT

         THIS AGREEMENT is made this _________ day of May, 1998, by and between Electrolux, LLC, a Delaware limited liability company, f/k/a Electrolux Corporation, a Delaware corporation with an office at 2300 Windy Ridge Parkway, Suite 900 South, Atlanta, Georgia 30339, hereinafter called "Electrolux" and The Profit Recovery Group International I, Inc., a Georgia corporation with its principal place of business at 2300 Windy Ridge Parkway, Suite 100 North, Atlanta, Georgia 30339-8426 hereinafter called "PRG".

                              W I T N E S S E T H:

         WHEREAS, by Agreement of Lease, dated November 19, 1987, as amended December 21, 1988 and June 30, 1988 (herein collectively called the "Prime Lease" and attached as Exhibit "A"), Electrolux leases from Wildwood Associates, a Georgia General Partnership (the "Prime Lessor") the ninth (9th) floor in the building known as 2300 Windy Ridge Parkway, Wildwood Office Park, Atlanta Georgia (the "Building"); and

         WHEREAS, Electrolux desires to Sublease to PRG and PRG desires to Sublease from Electrolux the ninth (9th) floor consisting of approximately 62,576 rentable square feet (the "Premises")

         NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Electrolux and PRG stipulate, covenant and agree as follows:

1.       PREMISES

         Electrolux does hereby Sublease to PRG a portion of the Building consisting of approximately 62,576 square feet of rentable area on the ninth (9th) floor (the "Premises") as outlined in red and crosshatched on Exhibit "A" attached hereto and made a part hereof.

2.       TERM

         The term shall commence on the date of delivery specified in Section 4 hereof, and shall expire on February 29, 2000.

3.       USES

         The Premises shall be used for office space in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached to the Prime Lease. PRG covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and as hereafter promulgated by Prime Lessor. Prime Lessor shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem.

4.       RENT

         Beginning on the Commencement Date, PRG shall pay Rent as follows:

        Term                  Square Footage             Annual Rent         Rent          Annual Rent
----------------------    ---------------------       ----------------    ----------     ---------------
Commencement - 2/28/99    31,288 (South Tower)        $19.50/rsf          $50,843.00     $  610,116.00
3/1/99 - 2/29/00          62,576 (entire 9th floor)   $19.10/rsf          $99,600.13     $1,195,201.60

         Subject to Section 6 hereof, the Commencement Date for the 31,288 square feet in the South Tower shall be August 15, 1998. Electrolux shall vacate the 31,288 square feet in the South Tower and deliver possession of same to PRG in broom clean condition on or before July 1, 1998.

         Subject to Section 6 hereof, the Commencement Date for the 31,288 square feet in the North Tower shall be March 1, 1999. Electrolux shall vacate the 31,288 square feet in the North Tower and deliver possession of same to PRG in broom clean condition on or before January 15, 1999.






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         PRG shall pay the Rent and service charges, as described in Paragraph
         5, (collectively the "Rent") provided for hereunder in advance on the first day of every month during the Term. Rent shall be a prorated rate for fractions of a month if this Sublease commences or expires (as the case may be) for any reason on any day other than the 1st or last day of the calendar month, respectively. PRG shall make payment of Rent to Electrolux, at the address specified in Paragraph 9.

5.       SERVICE CHARGES

         If PRG shall procure any services from the Building beyond the Building standard services specified in the Prime Lease, (such as alterations or after-hour air-conditioning) PRG shall pay for same at the rates charged therefor by the Prime Lessor (the "Service Charges") and shall make such payment to Electrolux or Prime Lessor, as Electrolux shall direct. Any Rent or other sums payable by PRG under this Paragraph 5 shall be considered rent and collectible by Electrolux as such. If Electrolux shall receive any refund from Prime Lessor, PRG shall be entitled to the return of so much thereof as shall be attributable to prior payments by PRG.

6.       PREPARATION FOR OCCUPANCY

         Prior to July 1, 1998, Electrolux shall at its own expense construct a demising wall between the North and South Towers. On or before July 1, 1998 Electrolux shall deliver possession of the Premises to PRG for the purpose of constructing tenant improvements. The Premises shall then be vacant and in broom clean condition. PRG will at its sole expense, perform or cause to be performed, such construction of the Premises as it desires, provided that prior to the commencement of construction PRG shall have obtained the written consent of Electrolux, and the Prime Lessor, if required, which consent shall not be unreasonably withheld or delayed, to PRG's construction plans. In the event delivery of the Premises or any portion thereof, shall be delayed, the Commencement Date shall be similarly delayed.

7.       INCORPORATION OF PRIME LEASE

         (a) This Sublease is subject to all of the terms of the Prime Lease and the Sublease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. All of the terms with which Sublessor is bound to comply under the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, be binding upon PRG, and all of the obligations of Prime Lessor set forth in the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, inure to the benefit of PRG. It is the intention of the parties that, except as otherwise provided in the Sublease, the relationship between Electrolux and PRG shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sublease in full, and the words "Lessor" "Lessee" and "Prime Lease" as used in the Prime Lease, shall read, respectively "Electrolux," "PRG" and "Sublease".

         (b) For the purpose of this Sublease, the following provisions of the Prime Lease are hereby deleted in their entirety:

             Sections; 5,6,7; Exhibit G articles 1, 2, 5, 8, 12, 13, 14, 15;
             Exhibit J; First Amendment to Lease articles 2.(L) and 3; Second Amendment to Lease articles 2.(j), (k), (l), (p), 4, 5 and 6.

8.       QUIET ENJOYMENT

         (a) Electrolux covenants and agrees with PRG that upon PRG paying the rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on PRG's part to be observed and performed, PRG may peaceably and quietly enjoy the Premises and Common building Facilities (in common with other tenants) during the term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and PRG shall have no claim against Electrolux unless such termination was caused by the default of Electrolux in the performance of those obligations (under the Prime Lease) which have not been assumed by PRG hereunder. Electrolux will indemnify and hold harmless PRG from and defend PRG against all claims, liabilities losses and damages that PRG may incur by reason of, resulting from or arising out of any such termination of the Sublease due to Electrolux's default under the Prime Lease. Electrolux covenants and agrees that (i) Electrolux will not enter into a consensual agreement with Lessor under the Prime Lease to terminate the Prime Lease (ii) Electrolux will not terminate the Sublease as it pertains to



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     the Premises unless Electrolux is entitled to do so under this Sublease or by the condemnation and casualty provisions of this Sublease.

     (b) PRG covenants and agrees that PRG shall not do or suffer or permit anything to be done (within its reasonable and direct control) which would constitute a default under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease, PRG will indemnify and hold harmless Electrolux from and defend Electrolux against all claims, liabilities, losses and damages of any kind whatsoever that Electrolux may incur by reason of, resulting from or arising out of the cancellation, termination or forfeiture of the Prime Lease, which is caused by PRG.

 9.  NOTICES

     Any notice, demand, or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by hand or by nationally recognized overnight courier service to the addressee set forth in the preamble of this Agreement with all notices to PRG being directed to the attention of Clinton McKellar, Jr., Esq. and all notices to Electrolux being directed to the attention Steven D. Cooper, General Counsel. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. Address for notice may be changed by either party by giving 30 days written notice to the current address of record.

     Electrolux agrees to provide, in a timely manner, copies of any notices it receives from the Prime Lessor with respect to the Premises.

10.  ASSIGNMENT AND SUBLETTING

     Except as permitted by Paragraph 19 of the Prime Lease, PRG shall not assign, mortgage, transfer, pledge or encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than PRG, without in each case having first obtained the written consent of (a) Electrolux, which consent shall not be unreasonably withheld, delayed or conditioned, and (b) the Prime Lessor.

11.  PRIME LESSOR'S RESPONSIBILITIES

     Notwithstanding anything to the contrary contained in this Sublease, PRG agrees and acknowledges that it will look soley to the Prime Lessor, and not Electrolux, to furnish all services and to perform all obligations of Prime Lessor pursuant to the Prime Lease. Electrolux shall not be liable to PRG or be deemed in default hereunder for failure of Prime Lessor to furnish such services or perform such obligations. If Prime Lessor shall fail to perform any of its obligations under the Prime Lease, PRG may, at its option, enforce performance thereof if and to the extent authorized by the Prime Lease, and Electrolux shall cooperate with PRG in such enforcement.

12.  DESTRUCTION AND EMINENT DOMAIN

     Article 20, titled "Destruction," and Article 33, titled "Eminent Domain," of the Prime Lease are modified to provide that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two Articles there shall be a proportionate abatement of annual rent and payable hereunder to the extent of damage to the Premises; provided, however, that such abatement shall in no event exceed the abatement granted to Electrolux under the Prime Lease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Electrolux by reason of inconvenience, annoyance or injury to PRG's business arising from the necessity of affecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease. Notwithstanding the foregoing, if the Premises cannot be restored within one hundred twenty (120) days after damage, destruction or condemnation (in the reasonable opinion of Electrolux), then PRG may elect to terminate this Sublease by written notice (to Electrolux) given within thirty (30) days after PRG's receipt of Sublessor's estimate of the time required to restore the Premises.

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13.   PARKING

   Electrolux shall provide PRG five (5) of Electrolux reserved parking spaces on the commencement of the 31,288 square feet in the South Tower and an additional five-(5) spaces on March 1, 1999.

14.   INSURANCE

   (a) PRG shall maintain comprehensive general liability insurance covering the legal liability of Electrolux and PRG against all claims for any bodily injury or death of persons and for damage to or destruction to property occurring on, in or about the Premises and arising out of the use or occupation of the Premises by PRG in the minimum amount of $5,000,000.00 in connection with any single occurrence of bodily injury or death and $500,000.00 in connection with claims for property damage. Such policy shall provide that it may not be canceled or materially changed without at least thirty-(30) days prior written notice to each name insured. Electrolux shall be named as an additional insured on the insurance policies required of PRG under the Sublease.

   (b) Electrolux and PRG shall each have included in all policies of commercial property insurance and other insurance (required under the Prime Lease or this Sublease) obtained by them covering the Premises, the Building and the contents therein, a waiver by the insurer of all right or subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Electrolux and PRG each waive all right to recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Sublease by the party seeking recovery.

15.  BROKERAGE

   Carter and Associates, LLC has acted as agent for PRG in this transaction. PRG represents and warrants to Electrolux that, except as stated herein, no broker, agent or other person has represented PRG in the negotiations for and procurement of the Sublease and that, except as set forth herein no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of PRG. PRG agrees to indemnify and hold Electrolux harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Electrolux as a result of a breach by PRG of the representations and warranties contained in the immediately preceding sentence. Electrolux shall pay Carter & Associates, LLC a brokerage commission of four (4%) of the aggregate rent. Fifty (50%) percent shall be paid upon Sublease execution and fifty (50%) percent upon occupancy.

   Electrolux represents and warrants to PRG that no broker, agent, or other person has represented Electrolux in the negotiations for and procurement of the Sublease and that except as set forth herein, no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of Electrolux. Electrolux agrees to indemnify and hold PRG harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by PRG as a result of a breach by Electrolux of the representations and warranties contained in the immediately preceding sentence.

16.   BINDING AND ENTIRE AGREEMENT

   This Sublease shall be binding on PRG and its heirs and executors, and on the respective legal representatives, successors and permitted assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing, which is signed by both parties.

17.   CONSENT OF PRIME LESSOR

   In accordance with Paragraph 19 of the Prime Lease, it is understood and agreed that this Sublease shall not become effective unless and until Electrolux has obtained and delivered to PRG the written consent of Prime Lessor to the subletting herein on or before the Commencement Date.
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   IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.


WITNESS:                            ELECTROLUX, LLC


                                    By:
-----------------------                -----------------------------



                                    Title:
                                          --------------------------
                                               [CORPORATE SEAL]





WITNESS:                            THE PROFIT RECOVERY GROUP
                                    INTERNATIONAL I, INC.



                                    By:
------------------------               ------------------------------

                                    Title:
                                          ---------------------------
                                               [CORPORATE SEAL]